Investor Presentation 2nd Quarter 2023 Exhibit 99.1

2 Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of July 26, 2023 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended June 30, 2023, the Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission (“SEC”) on July 26, 2023, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2023 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the SEC on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s non-GAAP “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in non-GAAP “Core Earnings” results. The Company provides non-GAAP “Core Earnings” because it is one of several measures management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s non-GAAP “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Non-GAAP ‘Core Earnings’” in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, for a further discussion and the “Non-GAAP ’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and non-GAAP “Core Earnings”.

3 Sallie Mae is an Outstanding Franchise Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry- leading customer service. Top ranked and highly recognized brand Industry leading and award-winning technologies Well funded with sufficient liquidity, capital, and loan loss reserves 56% Market share of full private student lending marketplace1 65% Return on Common Equity* 76% Cosigner Rate* 747 Average FICO at Approval* 2.41% Annualized Net Charge-offs as a percentage of Avg. Loans23 in Repayment for first half of 2023. * Metrics as of Q2 2023, unless otherwise noted. 2,100+ actively managed university relationships across the U.S.2 Largest salesforce in the industry Appears on 96% of preferred lender lists2 5-6% Annual Private Education Loan Originations Growth projected in 20233

4 Balance Sheet & Capital Allocation • Paid common stock dividend of $0.11 per share in Q2 2023. • Sallie Mae Bank remains well capitalized with 14.1% Total risk-based capital ratio and CET1 capital ratio of 12.8%. • Completed $2.1 billion in private education loan sales during the quarter resulting in a $128 million gain. • Repurchased 16 million shares of common stock at a total cost of $257 million, or an average purchase price of $15.71 per share. Revenue • GAAP Net Income attributable to common stock of $261 million in Q2 2023 driven by strong NIM and gain on $2.1 billion loan sale, compared to Net Income attributable to common stock of $340 million in Q2 2022. • Q2 2023 GAAP diluted earnings per common share of $1.10 vs. $1.29 in Q2 2022. • Net Interest Margin for the second quarter of 2023 increased 23 basis points, from 5.29% in the second quarter of 2022, to 5.52%. Total Operating Expenses • Total operating expenses of $154 million in Q2 2023, which is 17% higher than the year-ago quarter. • Increase attributed to higher FDIC assessment fees, volume increases in our originations, servicing and collections operations, and our absorption of the effects of the current inflationary environment. 2nd Quarter 2023 Highlights

5 Private Education Loan Originations13 • Second quarter 2023 originations at $651 million, 6% higher than the year-ago period. • First half 2023 originations 10% higher than first half of 2022. • Through the first half of the year, our underclassmen application volume has increased just over 10% as compared to the first half of 2022, driven by our content investments as well as the successful integration of Nitro. 6

6 Key Credit Metrics for Q2 2023 End of Federal Loan Payment Moratorium Credit Performance • Q2 2023 net charge-offs for Private Education Loans totaled $103 million. • Annualized net charge-offs as a percentage of average loans in repayment for the first half of the year is 2.41% and remains lower than our plan for full-year 2023. • There is typically an element of charge-off seasonality in the second quarter of the year when a portion of the most recent repayment vintage may roll straight through delinquency to default; this is expected. • Q2 2023 Private Education Loans delinquent 30+ days were 3.68% of loans in repayment, an increase from Q1 2023, but an improvement from the year-ago quarter. • Private Education Loans in forbearance were 1.2% at the end of the quarter, down from both Q2 2022 and Q1 2023. Impact of Federal Loan Payment Resumption • Approximately 86% of our customers also have federal student loans, and we underwrite to this assumption. • Our loss estimates and default models are trained on data that include past federal loan payments. • The Biden administration has made plans to ease the transition into repayment, offering both a generous “on ramp” to borrowers as well as expansion and enhancements to the current income- based repayment plans. • We are taking proactive steps to mitigate any repayment risk by continuing to monitor, manage and enhance outcomes for our customers. • We are evaluating existing programs for enhancement, implementing heightened monitoring and are producing comprehensive analytics to assess effectiveness over time.

7 Support for Federal Student Loan Borrowers 26 An “On Ramp” to Repayment 24 For all federal borrowers looking to resume payments of federal loans in August, a year-long “on-ramp” is being instituted by the Department of Education “so that financially vulnerable borrowers who miss monthly payments during this period are not considered delinquent, reported to credit bureaus, placed in default, or referred to debt collection agencies.” This administratively created “on ramp” will be in place until (at least) September 30, 2024. Deferment and Forbearance 27 Federal borrowers in hardship can request loan forbearance or deferment in times of unemployment, economic hardship or other circumstance that makes it difficult to meet their loan obligations. Enhanced Income Driven Repayment 25 Federal borrowers already have access to multiple Income Driven Repayment (IDR) options, which can allow them to remain in good standing making as little as $0 payments, and the Biden Administration is rolling out an even more generous option. Elements of the plan, the new “SAVE” plan, will be in place prior to the end of the payment pause. These elements include: • Disposable income will be calculated by subtracting 225% of the poverty level from actual income compared to 150% today; • Married borrowers will no longer be required to count their spouse’s income in their payment calculation; and • Unpaid interest will no longer be accrued into the loan balance. Other benefits of the expanded program are expected to be operational by July of 2024 and include: • Payments on undergraduate loans will be cut in half, from 10% to 5% of incomes above 225% of Federal poverty guidelines; and • Borrowers whose original principal balances were $12,000 or less will receive forgiveness after 120 payments – the equivalent of 10 years in repayment – with an additional 12 payments added for each additional $1,000 borrowed above that level, up to a maximum of 20 or 25 years.

8As of 6/30/23 Customer FICO at Original Approval6 High Quality Private Education Loan Portfolio Smart Option Payment TypeOriginations Vintage Portfolio Interest Rate Type Fixed 60% Variable 40% <670 8% 670 - 699 15% 700-749 32% 750+ 45% Pre 2014 3% 2014 3% 2015 5% 2016 5% 2017 6% 2018 7% 2019 9% 2020 10% 2021 17% 2022 27% 2023 7% Deferred 48% Fixed 34% Interest Only 18% Loans $19.9B Weighted Avg. FICO 744 Loans $17.8BLoans $19.9B

9 Conservative Funding Optimizes Net Interest Margin As of 6/30/2023 Long-Term Funding • Outstanding borrowings consist of unsecured debt and secured borrowings issued through our term asset- backed securitization program, totaling $1 billion and $4.2 billion, respectively, as of June 30, 2023. Deposits • Our total deposits of $20.4 billion were comprised of $8.7 billion in brokered deposits and $11.7 billion in retail and other deposits at June 30, 2023. • Interest-bearing deposits consist of retail and brokered non-maturity savings deposits, retail and brokered non- maturity money market deposits, and retail and brokered certificates of deposit. Also included are deposits from Educational 529 and Health Savings plans that diversify our funding sources. • There were $457 million of deposits exceeding FDIC insurance limits at the end of Q2 2023. 20% 8% 26% 28% 18% Long-term Borrowings Brokered (Variable) Brokered (Fixed) Retail (MMDA & CD) Retail (HSA & 529) 34% 46% Total Funding = $ 25.6 billion

10 Simple But Powerful Investment Thesis • Consistent earnings expansion is driven by top line growth and efficiency • Sallie Mae is the leader in the private education loan market • Well-proven and disciplined underwriting model leveraging data and experience through the last recession • Despite headlines on student lending and federal student loan performance, we are well equipped to manage the perceived political risk to our business • Core loan product generates very attractive ROEs • Utilizing a hybrid hold/sell model to create capital that can be used to buy back undervalued stock Attrac t ive Earn ing s Profile Manag e ab le Risk Disc ip line d Cap ita l Alloc a t ion

11 Clear Strategy to Prove this Investment Thesis Maximize the profitability and growth of our core business Better inform the external narrative about private student lending and Sallie Mae Maximize the value of our brand and attractive customer base Maintain a rigorous and predictable capital allocation and return program to create shareholder value 1. 2. 3. 4. Strategic Imperatives:

12 Maximize the Profitability and Growth of the Core Business Maximize Revenue Manage Unit Costs Drive penetration at all schools Increase market share by fully meeting student funding needs Enhanced risk-adjusted pricing and underwriting Improved marketing, digital, and data capabilities Strong fixed cost discipline Drive towards reducing both the unit cost of servicing and the unit cost of acquisitions Improved third-party vendor cost management

Higher Education Value Proposition Remains Attractive[4]


Federal Loans
$79B
Private
Education Loans
$11B
Other
$12B
Grants
$140B
Total
$483B
Family
Contribution
$241B

Higher Education Spend
(Academic Year 2021-2022)

Expanding Addressable Market

- Private Education Loans represent 2-3% of the overall spend in higher education annually.
- Total spend on higher education grows ~2% annually, while Sallie Mae Private Education Loans growth expanded from 4% - 10% from 2021 to 2022, increasing private education loan market share by 90bps.

Strong Strategic Execution

- Over the past 8 years, the 25–29-year-old population with a bachelor's degree or higher has increased an average of 0.6% per year.[15]
- 55% of students graduated with student loans in AY 2020-2021[14]
- Of the 55% of bachelor's degree recipients that graduated with student loans, the average debt amount was $29,400. [14]

Higher Education is Valuable

- The median income of recent college graduates was $52,000 in 2021, 73% higher than the median income of people with high school diploma only.[16]

13

14 Sallie Mae’s Core Product Contains Customer Friendly Provisions That Enable Successful Outcomes In-School • Competitive variable & fixed rates • No origination fees • Three repayment options -Monthly interest payments -$25 fixed monthly payments -Defer payments • Quarterly FICO Score Sallie Mae Smart Option Student Loan Benefits from school through repayment Repayment • No prepayment penalty • Auto debit 0.25 percentage point interest rate reduction • Graduated repayment period • Cosigner release (for those who qualify) • Return-to-school deferment • Internship/residency deferment • Active-duty military deferment 92% of Sallie Mae student loan borrowers who are out of school are employed 5 Sallie Mae Student Borrowers

15 Optimize the Value of the Brand and Attractive Client Base What We Do Build products and services that leverage our customer affiliation Ensure products and services are consistent with our core mission and drive customer value We know our customers’ finances, payment patterns and indebtedness We have the relationships and knowledge to assist our customers with their next step: post-graduation plans, jobs, future financial needs We are there for our customers during and after their important transition to adulthood Prioritize partnerships and other capital efficient avenues of growth Look for opportunities to optimize ROI

16 Maintain Rigorous Capital Allocation and Return Program Invest in High ROE Growth • Continue to focus on high-quality Private Education Loan originations, including deeper penetration of graduate school market • Build other sources of revenue and capital in expense-efficient ways Quarterly Common Stock Dividend • Paid $0.11 quarterly common stock dividend in Q2 2023 • Expect to continue to pay dividend, subject to Board approval3,18 Share Repurchase • From January 1, 2020, through June 30, 2023, we repurchased 48% of common shares outstanding at January 1, 2020. • $326 million of capacity remained under our 2022 Share Repurchase Program authorization at June 30, 2023 (which expires in Jan. 2024). We allocate capital with discipline Embracing a Hybrid Hold / Sell Loan Model3 • Selling assets to optimize growth in required capital • The expected result is a balance sheet that will remain relatively flat despite loan sales • $2B in Private Education Loan sales completed on May 3, 2023 – enabled additional return of excess capital to shareholders

Diverse Student Loan Portfolio Driving Increased Shareholder Value

- Medical
- Health Professions
- Dental
- General Studies
- MBA
- Undergraduate
- Law

- Products designed to meet the needs of all students
- Developing unique and innovative products to diversify portfolio

	Undergraduate	Graduate
RATE TYPE	Variable & Fixed	Variable & Fixed
INTEREST RATE RANGES	Variable: SOFR + 1.250% - SOFR + 12.375% Fixed: 4.75% - 16.530%	Variable: SOFR + 1.750% - SOFR + 11.625% Fixed: 5.240% - 15.000%
REPAYMENT OPTION	Deferred, Interest Only & Fixed Repayment	Deferred, Interest Only & Fixed Repayment
REPAYMENT TERM	10-15 years	20 years for Medical and Dental 15 years for Remaining Disciplines
GRACE PERIOD	6 months	6-36 months
INTERNSHIP / RESIDENCY DEFERMENT	Up to 60 months	Up to 48 months
FEATURES	ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release	ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release

As of 8/17/23

17

1 Our Approach to ESG Our ESG approach is grounded in our mission and where we can make the most impact: powering confidence in students and families on their unique higher education journey.

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. Additional Information Related to our Recent Asset Acquisition

20 2. Maximize the value of our brand and attractive customer base #1 Reason To protect and enhance our education lending business by reaching more customers at a lower cost through organic channels OUR DEFINITION OF A SUREFOOTED STRATEGY 1. Paid for through the direct benefit of our core lending business 2. With small capital investments as we test, learn and iterate while we continue to take advantage of our capital return strategy 3. While creating interesting monetization options over time Strategy for Execution of our Investment Thesis

21 1. A platform that provides variety of free tools and resources to help students and families make informed decisions 2. Experienced staff that expanded our digital marketing capabilities 3. An acquisition engine that captures leads at a low cost through organic channels and strong base of marketing partnerships – we now have first party data on 50%+ of the incoming college freshmen population AN ACCELERATOR OF OUR SUREFOOTED STRATEGY: Our Nitro College Acquisition in Early 2022 What We Acquired: Contributed to Stronger Performance for our Education Lending Business FY 2022: Originations +10% YOY (highest over the previous 5 years) Underclassmen Originations +15% YOY (typically, a cohort with a higher lifetime value) Market Share +90bps YOY (58% of full private student lending marketplace) Bonus! Further advanced Sallie Mae as a broader education solutions provider for students before, during and immediately after college

22 THE NEXT ACCELERATOR OF OUR SUREFOOTED STRATEGY: The #1 College Scholarship App - Scholly Provides a marketplace for students and families to find free money for college. Co-founded by Christopher Gray in 2013, who won $1.3 million in scholarships himself and wanted to offer the same opportunities for everyone. 1. Scholarship Search Engine 2. Scholarship Funder Platform 3. Partnership Offer Platform Google Disney+ Amazon Prime Video Netflix HBO Max Graduate Hotels As Seen On Oprah GMA Shark Tank The New York Times CBS Forbes ABC News

23 Scholly is a solid strategic fit and further accelerates our mission #1 College Scholarship App Key Benefits of this Asset Purchase: • A strong and well-known brand that attracts collaboration, celebrities, and media • A turnkey platform with a team that has a proven record of building engaging solutions for students and families • #1 college scholarship app now free – further showcasing our commitment to helping students and families borrow responsibly by exploring scholarships and grants first Bonus! Fills the most critical confidence gap need and while in the early stages, we expect the scholarship funder and partnership offer platforms to generate revenue with options for potential upside opportunities Large and Growing Userbase: Millions of Users 15K+ Monthly Organic App Downloads

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. ABS Supplement

25 Sallie Mae’s Smart Option Loan Product Overview The Smart Option loan product was introduced by Sallie Mae in 2009 The Smart Option loan program consists of: Smart Option Interest Only loans Require full interest payments during in- school, grace, and deferment periods Smart Option Fixed Pay loans Require $25 fixed payments during in-school, grace, and deferment periods Smart Option Deferred loans Do not require payments during in-school and grace periods • Smart Option payment option may not be changed after selected at origination • Fixed-rate loans or variable-rate loans • Consumer credit underwriting, with minimum FICO, custom credit score model and judgmental underwriting • Marketed primarily through the school channel and also directly to consumers, with all loans certified by and disbursed directly to schools • Qualified education loans are non- dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship”

26 Sallie Mae Bank ABS Summary17 6 19 6 6 6

27 Sallie Mae Bank ABS Structures 20 21 6

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. Appendix

Quarterly Financial Highlights

	Q2 2023	Q1 2023	Q2 2022
Income Statement ($ Millions)			
Total interest income	$634	$638	$463
Total interest expense	247	233	100
Net Interest Income	387	405	363
Less: provisions for credit losses	18	114	31
Total non-interest income	144	22	258
Total non-interest expenses	156	157	134
Income tax expense	92	37	114
Net Income	265	119	342
Preferred stock dividends	4	4	2
Net income attributable to common stock	261	114	340
Non-GAAP "Core Earnings" adjustments to GAAP(7,12)	-	-	-
Non-GAAP "Core Earnings" net income attributable to common stock(7,12)	261	114	340
Ending Balances ($ Millions)			
Private Education Loans held for investment, net	$18,649	$20,498	$18,511
FFELP Loans held for investment, net	571	590	663
Credit Cards held for investment, net	-	-	27
Deposits	$20,361	$21,804	$19,980
Brokered	8,720	10,275	9,024
Retail and other	11,641	11,529	10,956

	Q2 2023	Q1 2023	Q2 2022
Key Performance Metrics			
Net Interest Margin	5.52%	5.70%	5.29%
Yield—Total Interest-earning assets	9.05%	8.97%	6.75%
Private Education Loans	10.79%	10.66%	8.69%
Cost of Funds	3.75%	3.47%	1.55%
Return on Assets ("ROA")(8)	3.7%	1.7%	4.9%
Non-GAAP "Core Earnings" ROA(9)	3.7%	1.7%	4.9%
Return on Common Equity ("ROCE")(10)	65.2%	30.5%	71.8%
Non-GAAP "Core Earnings" ROCE(11)	65.2%	30.5%	71.8%
Per Common Share			
GAAP diluted earnings per common share	$1.10	$0.47	$1.29
Non-GAAP "Core Earnings" diluted earnings per common share(7,12)	$1.10	$0.47	$1.29
Average common and common equivalent shares outstanding (millions)	238	244	264

29

30 Sallie Mae vs Federal Student Loans As of 8/17/23

31 Non-GAAP “Core Earnings” to GAAP Reconciliation Quarters Ended ($ Thousands except per share amounts) June 30, 2023 March 31, 2023 June 30, 2022 Non-GAAP “Core Earnings” adjustments to GAAP: GAAP net income $265,065 $118,518 $342,073 Preferred stock dividends $4,274 $4,063 $1,757 GAAP net income attributable to SLM Corporation common stock $260,791 $114,455 $340,316 Adjustments: Net impact of derivative accounting(7) - - - Net tax expense(12) - - - Total non-GAAP “Core Earnings” adjustments to GAAP - - - Non-GAAP “Core Earnings” attributable to SLM Corporation common stock $260,791 $114,455 $340,316 GAAP diluted earnings per common share $1.10 $0.47 $1.29 Derivative adjustments, net of tax - - - Non-GAAP “Core Earnings” diluted earnings per common share $1.10 $0.47 $1.29

32 Footnotes 1. Source: Enterval CBA Report for Q1 2023 as of March 2023. Based on Full Market. 2. Based on internal Company statistics. 3. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 4. Source: Total post-secondary education spending is estimated by Sallie Mae determining the full-time equivalents for both graduates and undergraduates and multiplying by the estimated total per person cost of attendance for each school type. In doing so, we utilize information from the U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2027 (NCES 2020, October 2020), The Integrated Postsecondary Education Data System (IPEDS), College Board -Trends in Student Aid 2022. © 2022 The College Board, www.collegeboard.org, College Board -Trends in Student Pricing 2022. © 2022 The College Board, www.collegeboard.org, National Student Clearinghouse - Term Enrollment Estimates, and Company analysis. 2021 Private Education Loan market assumptions use The College Board-Trends in Student Aid 2021 © 2021 trends and College Board-Trends in Student Aid 2021 © 2021 data. Other sources for these data points also exist publicly and may vary from our computed estimates. NCES, IPEDS, and College Board restate their data annually, which may cause previous reports to vary. We have also recalculated figures in our Company analysis to standardize all costs of attendance to dollars not adjusted for inflation. This has a minimal impact on historically-stated numbers. 5. Source: Survey conducted by Market Vision Research (https://www.mv-research.com/). Data collected between 1/20 and 1/27/2023. 6. Represents the higher credit score of the cosigner or the borrower. 7. Derivative Accounting: we provide non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company’s derivatives are effective economic hedges, and, as such, they are a critical element of the Company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly tilted measures reported by other companies. See page 31 for a reconciliation of GAAP and “Core Earnings.” 8. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator. 9. We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 10. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 11. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 12. Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 13. Originations represent loans that were funded or acquired during the period presented. 14. Source: https://research.collegeboard.org/trends/student-aid 15. Source: National Center for Education Statistics: https://nces.ed.gov/programs/digest/d22/tables/dt22_104.20.asp 16. Source: Federal Reserve Bank: https://www.newyorkfed.org/research/college-labor-market/college-labor-market_wages.html 17. Pool characteristics as of the Statistical Cutoff Date for the respective transaction. 18. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. 19. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 20. Overcollateralization for Class A & B bonds. 21. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 22. Source: U.S. Department of Education, Office of Federal Student Aid, https://studentaid.ed.gov/sa/types/loans. 23. Statistic considers portfolio Private Education Loans only and is annualized for the first six months of 2023. 24. Reference to The White House Fact sheet, located at https://www.whitehouse.gov/briefing-room/statements-releases/2023/06/30/fact-sheet-president-biden-announces-new-actions-to-provide-debt-relief-and-support-for-student-loan-borrowers/ 25. Reference to the IDR Fact Sheet, located at https://www2.ed.gov/policy/highered/reg/hearulemaking/2021/idrfactsheetfinal.pdf 26. As provided by the Biden-Harris Administration and the U.S. Department of Education. 27. Reference to the Federal Student Aid information located here: https://studentaid.gov/manage-loans/lower-payments/get-temporary-relief